UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                                September 22, 2005
                Date of Report (Date of Earliest Event Reported)

                                   ZiLOG, Inc.
             (Exact name of Registrant as specified in its charter)


Delaware                         001-13748                  13-3092996
(State or other Jurisdiction     (Commission File No.)      (IRS Employer
of Incorporation)                                           Identification No.)

                                 532 Race Street
                           San Jose, California 95126
          (Address of principal executive offices, including zip code)

                                 (408) 558-8500
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01  Changes in Registrant's Certifying Accountant.

         On September 22, 2005, ZiLOG, Inc. (the "Registrant") engaged Armanino McKenna LLP as its principal accountants for the fiscal year ending December 31, 2005, and dismissed KPMG LLP. The decision to engage Armanino McKenna LLP and dismiss KPMG LLP was approved by the Audit Committee of the Board of Directors, which subsequently advised the Board of Directors of its decision.

         In connection with the financial statement audits for the fiscal years ended December 31, 2003 and 2004, and the subsequent interim period through September 22, 2005, there were: (1) no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, except that, as previously disclosed by the Company in its Annual Report on Form 10-K for the year ended December 31, 2004, KPMG LLP advised the Company that it did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effect of the following material weaknesses identified in management's assessment:

         1. The Registrant's policies and procedures did not provide for adequate management oversight and review of the determination of estimated reserves for distributor price adjustments. As result of this deficiency in internal control, a material understatement of management's reserve computation was identified.

         2. The Registrant's policies and procedures associated with the preparation and review of schedules and reconciliations supporting the consolidated statement of cash flows were not effective. These internal control deficiencies resulted in the overstatement of cash flows from operating activities and the understatement of cash flows from investing activities in a corresponding amount.

         The audit reports of KPMG LLP on the consolidated financial statements of the Registrant as of and for the years ended December 31, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit report of KPMG LLP on management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG LLP's report indicates that the Company did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effect of the material weaknesses as detailed above and contains explanatory paragraphs that describe the material weaknesses consistent with above.

         The subject matter of the material weaknesses described above were discussed by the Registrant's management and the Audit Committee of the Board of Directors with KPMG LLP. The Registrant has authorized KPMG LLP to fully respond to the inquiries of the Registrant's successor accountant. The Registrant has not consulted Armanino McKenna LLP regarding the matters set forth in Item 304(a)(2) of Regulation S-K.

         The Registrant provided KPMG LLP with a copy of this report prior to its filing with the Commission and requested that it furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements contained in this Form 8-K, and if not, stating the respects in which they do not agree. A copy of this letter, dated September 26, 2005, is filed as
Exhibit 16.1 to this Form 8-K.

Item 9.01  Financial Statements and Exhibits

     (c)  Exhibits.

          The following exhibit is furnished with this report on Form 8-K:


          16.1 Letter dated September 26, 2005, from KPMG LLP responding to the information in Item 4 of this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  ZiLOG, INC.

                                                  By: /s/ Perry Grace Perry
                                                      --------------------------
                                                  Grace Chief Executive Officer
                                                  Vice President Finance Date:
                                                              September 26, 2005